Exhibit 32.1

CERTIFICATION

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned officers of El Pollo Loco, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that to the best of their knowledge:

(i) the Form 10-Q of the Company (the “Report”) for the quarterly period ended June 30, 2004, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004

/s/ Stephen E. Carley
Stephen E. Carley
Chief Executive Officer

/s/ Joseph Stein
Joseph Stein
Chief Financial Officer